Exhibit 8.1

K&L GATES LLP K&L GATES CENTER 210 SIXTH AVENUE PITTSBURGH, PA 15222-2613 T +1 412 355 6500 F +1 412 355 6501 klgates.com

June 3, 2016

Board of Directors

WesBanco, Inc.

1 Bank Plaza

Wheeling, West Virginia 26003

Re:	Agreement and Plan of Merger dated as of May 3, 2016 (the “Merger Agreement”) by and among WesBanco, Inc., a West Virginia corporation (“WesBanco”), WesBanco Bank, Inc., a West Virginia banking corporation and a wholly-owned subsidiary of WesBanco (“WesBanco Bank”), Your Community Bankshares, Inc., an Indiana corporation and bank holding company (“YCB”), and Your Community Bank, an Indiana state-chartered commercial bank and a wholly-owned subsidiary of YCB (“YCB Bank”).

Ladies and Gentlemen:

We have acted as special counsel for WesBanco in connection with the Merger Agreement pursuant to which (i) YCB will merge with and into WesBanco (the “Merger”) with WesBanco being the surviving corporation and (ii) YCB Bank will merge with and into WesBanco Bank (the “Bank Merger” and together with the Merger, the “Mergers”), with WesBanco Bank being the surviving institution, on the terms and conditions set forth therein. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement and references herein to the Merger Agreement shall include all exhibits and schedules thereto. This opinion is being furnished pursuant to Section 8.01(c) of the Merger Agreement.

We have examined (i) the Merger Agreement, (ii) the Registration Statement on Form S-4 (the “Registration Statement,” which reference shall include the proxy statement/prospectus of WesBanco and YCB included therein) filed by WesBanco with the Securities and Exchange Commission (the “SEC”), and (iii) the representation letters of WesBanco and YCB, delivered to us for purposes of this opinion (the “Representation Letters”). In addition, we have examined and relied as to matters of fact upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

Board of Directors

WesBanco, Inc.

June 3, 2016

In rendering such opinion, we have assumed that (i) each of the Mergers will be effected in accordance with the Merger Agreement and as described in the Registration Statement, including satisfaction of all material covenants and conditions to the obligations of the parties without amendment or waiver thereof, (ii) the relevant statements concerning the Mergers set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by WesBanco and YCB in the Merger Agreement and in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any representations made in the Merger Agreement, if relevant, or the Representation Letters that are “to the best knowledge of,” or based on the belief of WesBanco or YCB or similarly qualified, are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with, and, if applicable, will continue to comply with, the relevant covenants contained in the Merger Agreement, including an assumption that none of the parties will take any action after the Effective Time that would cause the Mergers not to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). If any of the above assumptions are untrue for any reason, our opinion might be adversely affected and may not be relied upon.

Based upon and subject to the foregoing, including without limitation the qualifications, exceptions and assumptions set forth herein and in the Registration Statement, it is our opinion that for United States federal income tax purposes:

(i) Each of the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code;

(ii) Each of WesBanco and YCB will be a party to the reorganization within the meaning of Section 368(b) of the Code; and

(iii) Each of WesBanco Bank and YCB Bank will be a party to the reorganization within the meaning of Section 368(b) of the Code.

We express our opinion herein only as to those matters specifically set forth above, no opinion should be inferred as to the tax consequences of the Mergers under any state, local or foreign laws or with respect to other areas of United States federal taxation, and we do not express any opinion herein concerning any law other than the federal law of the United States. In addition, we express no opinion as to the tax treatment of any conditions existing at the time of, or effects resulting from, transactions which are not specifically addressed herein.

Board of Directors

WesBanco, Inc.

June 3, 2016

Our opinion represents our legal judgment as to the described federal income tax consequences of the Mergers. Our opinion is based on current statutory, regulatory and judicial authority, any of which might be changed at any time with retroactive effect, and our knowledge of the facts as of the date hereof. If (i) the relevant facts at the time of closing or at the Effective Time differ from those represented to us in the Representation Letters or reflected in the Registration Statement, (ii) the Mergers are completed under terms not contained in the Merger Agreement, (iii) any of our assumptions prove to be untrue, or (iv) the existing authorities are modified by legislative, administrative or judicial action, our conclusions may differ and our opinion may not be relied upon. In such event, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

You should be aware that no ruling has been sought or obtained from the Internal Revenue Service (the “Service”) as to the federal income tax consequences of any aspect of the Mergers and that our opinion is not binding on the Service. You should also be aware that there can be no assurance, and none is hereby given, that the Service will not take a position contrary to the position reflected in our opinion, or that our opinion will be upheld by the courts if challenged by the Service.

Without our express written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any purpose except as stated herein, except that reference may be made to this opinion in the list of closing documents pertaining to the Mergers. Except as may be agreed by us in writing, the opinions expressed herein are solely for the benefit of the addressee hereof, and may be relied upon solely by such addressee for the purpose for which this opinion is being furnished.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm name under the heading “Material U.S. Federal Income Tax Consequences of the Merger” in the Registration Statement. In giving such consent, we do not thereby admit we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ K&L Gates LLP

K&L Gates LLP